As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-186960

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	3760	52-1893632
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Stephen M. Piper

Vice President and Associate General Counsel

6801 Rockledge Drive

Bethesda, Maryland 20817

Telephone: (301) 897-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to: Glenn C. Campbell Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 Telephone: (410) 659-2700

EXPLANATORY NOTE

Lockheed Martin Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 to deregister certain debt securities originally registered by the Registrant pursuant to its Registration Statement on Form S-4 (Reg. No. 333-186960) filed with the Securities and Exchange Commission on February 28, 2013 (the “Registration Statement”). A total of $1,336,384,000 aggregate principal amount of 4.07% Notes due 2042, Series B (the “Notes”), initially were registered for issuance.

In connection with the consummation of the exchange offer contemplated by the Registration Statement, $1,327,196,000 aggregate principal amount of the Notes were issued. This Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters the remaining $9,188,000 aggregate principal amount of the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland on July 22, 2013.

LOCKHEED MARTIN CORPORATION

/s/ STEPHEN M. PIPER
Name:	Stephen M. Piper
Title:	Vice President and Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Marillyn A. Hewson	Chief Executive Officer and President (Principal Executive Officer), Director	July 22, 2013

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2013

* Christopher J. Gregoire	Vice President and Controller (Principal Accounting Officer)	July 22, 2013

* Robert J. Stevens	Executive Chairman of the Board and Strategic Advisor to the Chief Executive Officer, Director	July 22, 2013

* Nolan D. Archibald	Director	July 22, 2013

* Rosalind G. Brewer	Director	July 22, 2013

* David B. Burritt	Director	July 22, 2013

* James O. Ellis, Jr.	Director	July 22, 2013

* Thomas J. Falk	Director	July 22, 2013

* Gwendolyn S. King	Director	July 22, 2013

* James M. Loy	Director	July 22, 2013

* Douglas H. McCorkindale	Director	July 22, 2013

* Joseph W. Ralston	Director	July 22, 2013

* Anne Stevens	Director	July 22, 2013

*By:	/s/ STEPHEN M. PIPER
Stephen M. Piper (Attorney-in-fact**)

**	By authority of Powers of Attorney filed with the Registration Statement.

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